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                                                                     Exhibit 5.1








March 17, 2004

Atlas America, Inc.
311 Rouser Road
Moon Township, PA 15108


Ladies and Gentlemen:

         We have acted as counsel to Atlas America, Inc. ("Atlas"), a Delaware corporation, in connection with the preparation and filing by Atlas of a registration statement on Form S-1 under the Securities Act of 1933, as amended, File No. 333-112653 (the "Registration Statement")with respect to the offer and sale of up to 2,645,000 shares of common stock of Atlas (the "Common Stock"). In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by Atlas in connection with the registration of the Common Stock. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latte documents.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Atlas is a corporation which has been duly formed, is validly existing and is in good standing under the Delaware General Corporation Law.

         2. When sold as set forth in the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable.



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         We consent to the reference to this opinion and to Ledgewood Law Firm,
P.C. in the Prospectus included as part of the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                                   Very truly yours,



                                                   /s/ Ledgewood Law Firm, P.C.
                                                   ----------------------------
                                                   LEDGEWOOD LAW FIRM, P.C.